SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 11, 2002

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6523
(Commission File Number)

56-0906609
(IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina
(Address of principal executive offices)

28255
(Zip Code)

(704) 386-8486
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS.

On December 11, 2002, Bank of America Corporation (the “Registrant”) announced it had reached a definitive agreement with Santander Central Hispano to acquire 24.9% of its Mexican banking subsidiary, Grupo Financiero Santander Serfin, for $1.6 billion in cash. The investment is subject to Mexican regulatory approval and is expected to close in the first quarter of 2003. A copy of the press release announcing the Registrant’s investment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated December 11, 2002 with respect to the Registrant’s investment in Santander Central Hispano’s Mexican subsidiary

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ MARC D. OKEN

Marc D. Oken Executive Vice President and Principal Financial Executive

Dated: December 11, 2002

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated December 11, 2002 with respect to the Registrant’s investment in Santander Central Hispano’s Mexican subsidiary

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